Exhibit 3.12

BYLAWS

OF

SAND CREEK CATTLE COMANY

I.	GENERAL

1.1 Purpose of Bylaws: These bylaws are adopted for the regulation and management of the affairs of the corporation.

1.2 Controlling Laws and Instruments. These bylaws shall be controlled by and shall always be consistent with the provisions of the Colorado Corporation Code and the Articles of Incorporation as the same may be amended from time to time.

II.	OFFICES

2.1 Principal Office: The principal offices of the corporation shall initially be at 6 Inverness Court East, Englewood, Colorado 80112, but the board of directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

2.2 Registered Office and Agent: The corporation shall have and continuously maintain in the State of Colorado a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the Articles of Incorporation. The corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.

III.	MEETINGS OF SHAREHOLDERS

3.1 Time and Place of Shareholders Meetings: Any meeting of shareholders, may be held at such time and place, within or outside of the State of Colorado, as may be fixed by the board of directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

3.2 Annual Meeting of Shareholders: The annual meeting of shareholders shall be held in February of each year at the principal offices of the corporation on such date or at such other place or date as the board of directors may determine.

3.3 Special Meetings of Shareholders: Special meetings of shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than 10% of all of the shares entitled to vote at the meeting.

3.4 Record Date for Determining Shareholders: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty and, in the case of a meeting of shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less than thirty days before the date of such action.

3.5 Voting List of Shareholders: At least ten days before each meeting of shareholders, the secretary of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the corporation and during the whole time of the meeting.

3.6 Notices of Shareholder Meetings: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting unless it is proposed that the authorized shares be increased in which case at least thirty days notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address is it appears on the stock transfer books of the corporation.

3.7 Quorom at Shareholder Meetings: Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

3.8 Voting by Shareholders – Proxies: Except as otherwise provided by law, all matters shall be decided by a vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

3.9 Waiver of Notice of Shareholder Meetings: Whenever law or these bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting shall constitute a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.10 Action by Shareholders Without a Meeting: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

IV.	DIRECTORS

4.1 Powers and Duties of Board: The business and affairs of the corporation shall be managed by a board of directors which shall exercise all the powers of the corporation, except as otherwise provided by Colorado law or the articles of incorporation of the corporation.

4.2 Number of Directors: The number of directors of this corporation shall initially be three and shall, in any event, never be less than three except that there need by only as many directors as there are shareholders. Subject to such limitation, the number of directors may be increased or decreased by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director.

4.3 Qualifications of Directors. Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Colorado or shareholders of the corporation.

4.4 Election of Directors – No Cumulative Voting: The board of directors shall be elected at the annual meeting of shareholders or at a special meeting called for that purpose. Cumulative voting shall not be permitted in the election of directors.

4.5 Term of Directors: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

4.6 Removal and Resignation of Directors: Any director may be removed at a meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

4.7 Vacancies in Board: Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the size of the board of directors shall be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the board of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

4.8 Regular Meetings of Board: A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors, or any committee designated by the board of directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice.

4.9 Special Meetings of the Board or Committees: Special meetings of the board of directors, or any committee designated by the board of directors, may be called by the president or any two members of the board of directors or of such committee.

4.10 Notices of Meetings of Board or Committees. Except for regular meetings of the board of directors established as provided in Section 4.8 of these bylaws, notice of each meeting of the board or of a committee of the board stating the date, hour and place of such meeting shall be given to each member of the board of directors, or committee of the board of directors, as the case may be, by the secretary, the president or the members of the board or such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, telex, cablegram or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, cablegram or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation by him for this purpose.

4.11 Quorum of Board: A majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

4.12 Waiver of Notice of Board Meetings: A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.13 Attendance by Telephone at Board and Committee Meetings: Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

4.14 Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the board of directors, executive committee, or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

4.15 Executive and Other Committees of Board: The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the board of directors. The board of directors may provide by resolution such powers, limitations, and procedures for such committees as the board deems advisable. However, no such executive or other committee shall have the authority of the board of directors to (a) declare dividends or distributions; (b) approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders; (c) fill vacancies on the board of directors or any committee thereof; (d) amend the bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) reduce earned or capital surplus; (g) authorize or approve the reacquisition of shares unless pursuant to a general formula or methods specified by the board of directors; or (h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms or series of a class of shares except that the board of directors may authorize a committee to fix the terms upon which shares may be issued and sold as provided in and subject to the provisions of Section 7-5-107 of the Colorado Corporation Code, as amended.

V.	OFFICERS

5.1 Number and Election of Officers: The officers of the corporation shall be a president, a secretary, a treasurer and a chairman of the board, who shall be elected by the board of directors. In addition, the board of directors may elect one or more vice presidents and the board of directors or the president may appoint one or more assistant secretaries or assistant treasurers, and such other subordinate officers as they or he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the president. Any two or more offices may be hald by the same person, except the offices of president and secretary. The officers of the corporation shall be natural persons of the age of eighteen years or older.

5.2 President. The president shall be the chief executive officer of the corporation and shall preside at all meetings of shareholders and of the board of directors in the absence of the chairman of the board. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors may prescribe from time to time.

5.3 Vice President. The vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall be the officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board of directors or president. Upon the death, absence or disability of the president, the vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

5.4 Secretary: The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of secretary as the board of directors or the president may prescribe from time to time.

5.5 Assistant Secretary: The assistant secretary, or, if there shall be more than one, the assistant secretaries in the order determined by the board of directors or the president, shall, in the event of the death, absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, president or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or the president.

5.6 Treasurer: The treasurer shall have control of the funds and the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer as the board of directors or president may prescribe from time to time.

5.7 Assistant Treasurer: The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors or the president, shall, in the event of the death, absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, president or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors or the president may prescribe from time to time.

5.8 Removal and Resignation of Officers: Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the president may be removed at any time by the board of directors or the president. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office, the election or appointment to which is made by the board of directors, shall be filled by the board of directors. Any vacancy occurring in any other office of the corporation may be filled by the president for the unexpired portion of the term.

5.9 Compensation of Officers: Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

VI.	STOCK

6.1 Certificates of Stock: Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors or by the president or any vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number of shares which the certificate represents, (d) the par value of each share represented by the certificate, and (e) any restrictions placed upon the transfer of the shares represented by the certificate.

6.2 Facsimile Signatures on Stock Certificates: If a certificate is countersigned by a transfer agent or is registered by a registrar other than the corporation itself or an employee of the corporation, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.3 Transfers of Stock: Transfers of shares shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.

VII.	MISCELLANEOUS

7.1 Corporate Seal: The board of directors may adopt a seal which shall be circular in form and shall bear the name of the corporation and the words “SEAL” and “COLORADO” which,

when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

7.2 Fiscal Year: The fiscal year of the corporation shall be from January 1 to December 31 of each year but the board of directors may, by resolution, adopt a different fiscal year for this corporation.

7.3 Amendment of Bylaws: These bylaws may at any time and from time to time be amended, supplemented or repealed by the board of directors.